Exhibit 99.B(m)(4)(i)

Schedule A

to the Institutional Class Sub-Accounting Services Agreement for the Baillie Gifford Funds

This Schedule A is amended and restated effective as of December 19, 2019

Baillie Gifford Asia Ex Japan Fund (formerly known as The Asia Ex Japan Fund)

Baillie Gifford China A Shares Fund

Baillie Gifford Developed EAFE All Cap Fund (formerly known as The EAFE Pure Fund)

Baillie Gifford EAFE Plus All Cap Fund (formerly known as The EAFE Choice Fund)

Baillie Gifford Emerging Markets Equities Fund (formerly known as The Emerging Markets Fund)

Baillie Gifford Global Alpha Equities Fund (formerly known as The Global Alpha Equity Fund)

Baillie Gifford Global Stewardship Equities Fund (formerly known as The Global Select Equity Fund)

Baillie Gifford International Alpha Fund (formerly known as The International Equity Fund)

Baillie Gifford International Concentrated Growth Equities Fund (formerly known as The International Concentrated Growth Fund)

Baillie Gifford International Growth Fund (formerly known as The EAFE Fund)

Baillie Gifford International Smaller Companies Fund (formerly known as The International Smaller Companies Fund)

Baillie Gifford Long Term Global Growth Fund (formerly known as The Long Term Global Growth Equity Fund)

Baillie Gifford Multi Asset Fund (formerly known as The Multi Asset Fund)

Baillie Gifford Positive Change Equities Fund (formerly known as The Positive Change Equity Fund)

Baillie Gifford U.S. Equity Growth Fund (formerly known as The U.S. Equity Growth Fund)

BAILLIE GIFFORD FUNDS, on behalf of
each of its series as set forth above

By	/s/ David Salter

Name:	David Salter

Title:	President, Baillie Gifford Funds

BAILLIE GIFFORD OVERSEAS LIMITED

By	/s/ Dickson Jackson

Name:	Dickson Jackson

Title:	Director, Baillie Gifford Overseas Limited

[Amended and Restated Schedule A to the Institutional Class Sub-Accounting Services Agreement for the Baillie Gifford Funds]